Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 16, 1998 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders, which is incorporated by reference in Westvaco Corporation's Annual Report on Form 10-K for the year ended October 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLC

New York, New York
December 1, 1999